Exhibit 99.1

Contact:	Kelly Tacke Executive Vice President and Chief Financial Officer (972) 991-2422

PALM HARBOR HOMES, INC. CONVENES AND ADJOURNS

ITS ANNUAL MEETING OF SHAREHOLDERS

DALLAS, Texas (September 23, 2010) – Palm Harbor Homes, Inc. (NASDAQ: PHHM) today announced that it convened and adjourned its annual meeting of shareholders to consider and vote upon the proposal to amend and restate its Second Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock and preferred stock. Palm Harbor adjourned the meeting pursuant to a vote of a majority of the shares represented at the meeting. The annual meeting will reconvene on Monday, October 11, 2010, at 10:00 a.m., Dallas time, at Palm Harbor's headquarters located at 15303 Dallas Parkway, Suite 800, Addison, Texas.

Palm Harbor Homes is one of the nation's leading manufacturers and marketers of factory-built homes. The Company markets nationwide through vertically integrated operations, encompassing manufacturing, marketing, financing and insurance. For more information on the Company, please visit www.palmharbor.com.

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15303 Dallas Parkway, Suite 800, Addison, TX 75001 • Voice: (972) 991-2422 • Fax: (972) 991-5949 www.palmharbor.com